QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2001

A.D.A.M., INC.
(Exact name of registrant as specified in its charter)

Georgia	000-26962	58-1878070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia (Address of principal executive offices)		30328 (Zip Code)

Registrant's telephone number, including area code: (770) 980-0888

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On May 22, 2002, the Company entered into an agreement with Fusion Capital Fund II, LLC, whereby the Company can sell to, and Fusion has agreed to purchase, up to $12 million of the Company's common stock. The Company has no obligation to ever sell shares to Fusion and generally has control over the timing and size of any sales of its shares to Fusion. The purchase price of the shares of common stock will be based on the future market price of the common stock, without any fixed discount to the market price. The term of the agreement is for 40 months. As part of the agreement, the Company paid to Fusion a commitment fee in the amount of 160,000 shares of the Company's common stock. The Company intends to file a registration statement in the near future to cover the resale of the shares purchased under the agreement, including the commitment fee shares. The Company issued a press release announcing the arrangement with Fusion on June 3, 2002. A copy of the purchase agreement is filed herewith as Exhibit 10.1 and the press release is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(a)
Financial Statements: None

(b)
Pro Forma Financial Statements: None

(c)
Exhibits. The following exhibits are filed with this Report:

    10.1—Common Stock Purchase Agreement, dated May 22, 2001
    99.1—Press Release of the Registrant (June 3, 2002)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.
	By:	/s/ ROBERT S. CRAMER, JR. Robert S. Cramer, Jr. Chief Executive Officer
Dated: June 3, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit Name
10.1	Common Stock Purchase Agreement, dated May 22, 2002
99.1	Press Release dated June 3, 2002

QuickLinks

SIGNATURES
EXHIBIT INDEX